RENEWAL AMENDMENT

To

AGREEMENT

dated 15th September, 2004

(“Agreement”)

Between

SATYAM COMPUTER SERVICES LIMITED

And

XALTED NETWORK, INC

This Renewal Amendment to the above referenced Agreement is entered into and made effective as of 25th July 2008 (“Amendment Effective Date”) by and between Satyam Computer Services Ltd, having its registered office at, Mayfair Building, S. P Road, Secunderabad. Pin: 500003 (“Satyam”) and Xalted Network, Inc with its principal place of business at 2350 Mission College Blvd, Suite #950, Santa Clara, CA 95054 (“XNI”).

In consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, the Agreement shall be amended as follows:

1.	The parties agree to extend the term of the Agreement for an additional term of one (1) year from the end of the current term to as April 2009.

2.	Section 2.13.2 is deleted completely.

3.	Section 2.13.1 is modified as follows:

“XNI will provide the Bundled software required for BSNL IOBAS project, to Satyam at a price of Rs0.857 per 1000 priced interconnect CDRs for volumes upto 100 million priced interconnect CDRs per day. These rates are retrospectively effective from April 2008 to April 2009 (Limited to completion of bill cycle activities pertaining to March 2009)”. This price is inclusive of all duties, taxes and levies.

4.	Except as specifically modified herein, all other provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their duly authorized representatives as of the Amendment Effective Date.

SATYAM COMPUTER SERVICES LIMITED	XALTED NETWORKS INC

Signature /s/ B. Rama Raju	Signature /s/ Ajay M. Batheja
Name: B. Rama Raju	Name: Ajay M. Batheja
Title: Managing Director	Title: Chief Executive Officer
Date: 2nd /Sept/2008	Date: 5th Sep 08